Exhibit 10(u)


















                           CLARK EQUIPMENT COMPANY
                   SUPPLEMENTAL EXECUTIVE RETIREMENT TRUST

































12.27.94

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                           CLARK EQUIPMENT COMPANY
                   SUPPLEMENTAL EXECUTIVE RETIREMENT TRUST

             THIS AGREEMENT, is made this 28th day of December, 1994 by and between CLARK EQUIPMENT COMPANY, a Delaware corporation (sometimes referred to as the "company"), and such subsidiaries of the company as become parties to this agreement with its consent (the company and such subsidiaries are referred to collectively as the "employers" and sometimes individually as an "employer"), and WACHOVIA BANK OF NORTH CAROLINA, N.A., and its successor or successors and assigns in the trust hereby evidenced, as trustee (the "trustee"),


                              WITNESSETH THAT:


             WHEREAS, the employers maintain the Clark Equipment Company Supplemental Executive Retirement Plan (the "plan"), a copy of which is attached hereto as Exhibit I, on an unfunded basis for the benefit of certain current, future and former employees of the employers; and


             WHEREAS, the company considers it desirable to establish a trust for the purpose of providing a method for the orderly accumulation of assets to be used to make certain payments payable under the plan except as such assets are required to be used to satisfy the claims of the employers' creditors; and


             WHEREAS, the purpose of this agreement is to establish such a trust (the "trust");


             NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, IT IS AGREED by the company and the trustee, as follows:


                                  ARTICLE I

                                Introduction


             1.1. The Trust, the Plan, Participants. This agreement and the trust hereby evidenced shall be known as the "Clark Equipment Company Supplemental Executive Retirement Trust." The trust is established for the benefit of current, future and former employees of the employers who are or become covered under the plan and their beneficiaries, as determined in accordance with the provisions of the plan, which employees and bene-ficiaries are referred to as "participants." However, the participants shall not have any right or security interest in any specific asset of the trust or beneficial ownership in or preferred claim on the assets of the trust, it being understood that the assets of the trust shall be available

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for the claims of the employers' creditors as provided in Article V and all rights created under the plan or the trust shall be unsecured contractual rights against the employers. The provisions of the plan as they may be amended from time to time are incorporated into and form a part of this agreement and trust; provided, however, that the trustee's duties shall be limited to those duties expressly provided for herein without regard to the provisions of the plan.


             1.2. Status of Trust. The trust shall be irrevocable. The trust is intended to constitute a grantor trust under Sections 671-678 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly. The assets held in the trust for the benefit of an employer shall constitute a separate trust under Sections 671-678 of the Code for that employer.


             1.3.  Employer Deposits.   The company and each other employer
will make contributions of cash or company owned life insurance policies (collectively "approved assets") to the trust at such times and in such amounts as such contributions are required by the terms of the plan. Such amounts of approved assets shall be held, invested and distributed by the trustee in accordance with the provisions of this agreement.


             1.4. Acceptance. The trustee accepts the duties and obligations of the "trustee" hereunder, agrees to accept delivery of funds delivered to it by the employers pursuant to Section 1.3, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement.


             1.5. The Committee. The Clark Equipment Company Employee Retirement Income Security Act Committee, or such other committee as is appointed by the Chief Executive Officer of the company, shall be the committee that is responsible for the administration of the trust (the committee"). The powers, rights and duties of the committee under this agreement are described below. The Secretary of the company will certify to the trustee from time to time the persons who are acting as the com-mittee. The trustee may rely on the latest certificate received without further inquiry or verification.


                                 ARTICLE II

                        Management of the Trust Fund


             2.1. The Trust Fund. Unless the context clearly implies or indicates otherwise, the term "trust fund" as of any date means all property of every kind then held under this agreement by the trustee or any custodian.


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             2.2.  Trustee's General Powers, Rights and Duties.  With respect to the trust fund and subject only to the limitations expressly provided in this agreement (including the powers reserved to the committee, investment managers and custodians) or imposed by applicable law, the trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in this agreement or by law:

        (a) To invest and reinvest part or all of the trust fund in any real or personal property (including investments in any stocks, bonds, debentures, mutual fund shares, notes, commercial paper, treasury bills, options, commodities, futures contracts, insurance policies, partnership interests, venture capital investments, any common, com-mingled or collective trust funds or pooled investment funds described in Section 2.3, any interest bearing deposits held by any bank or similar financial institution, and any other real or personal property) and to diversify such investments so as to minimize the risk of large losses unless under the circumstances it is clearly prudent not to do so; except that the trustee shall not directly invest in any stock, bonds, debentures or other assets of the company or any of its subsidiaries (other than company owned life insurance policies).

        (b) When directed by the committee, to apply for, pay premiums on, maintain in force on the lives of participants, or any other person, and dispose of individual ordinary or individual or group term or universal life insurance policies ("policies") for the benefit of the participants and containing such provisions as the committee may approve or direct; to acquire such a policy from an employer or from the person on whose life the policy is issued, but only if the trustee pays, transfers or otherwise exchanges for the policy no more than the cash surrender value of the policy and the policy is not subject to a mortgage or similar lien which the trustee would be required to assume; to exchange such a policy for cash from an employer but only if the cash provided by the employer is equal to or greater than the cash surrender value of the policy and to have with respect to such policies all of the rights, powers, options, privileges and benefits usually comprised in the term "incidents of ownership" and normally vested in an insured or owner of such policies.

        (c) To retain in cash such amounts as the trustee considers advisable and as are permitted by applicable law and to deposit any cash so retained in any depository (including any bank acting as trustee) which the trustee may select; provided that such amounts shall at all times be held in one or more interest-bearing accounts.

        (d) To manage, sell, insure and otherwise deal with all real and personal property held by the trustee on such terms and conditions as the trustee shall decide.

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        (e)  To vote stock and other voting securities personally or by proxy (and to delegate the trustee's powers and discretions with respect to such stock or other voting securities to such proxy), to exercise subscription, conversion and other rights and options (and make payments from the trust fund in connection therewith), to take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other program or change affecting any property constituting a part of the trust fund (and in connection therewith to delegate the trustee's discretionary powers and to pay assessments, subscriptions and other charges from the trust fund), to hold or register any property from time to time in the trustee's name or in the name of a nominee or to hold it unregistered or in such form that title shall pass by delivery and to borrow from anyone, including any bank acting as trustee, to the extent per-mitted by law, such amounts from time to time as the trustee considers desirable to carry out this trust (and to mortgage or pledge all or part of the trust fund as security).

        (f) When directed by an investment manager to acquire, retain or dispose of such investments as the investment manager directs in accordance with this agreement.

        (g) To make payments from the trust fund to provide benefits that have become payable under the plan pursuant to Section
             4.5 or that are required to be made to the creditors of an employer pursuant to Section 5.2.

        (h) To maintain in the trustee's discretion any litigation the trustee considers necessary in connection with the trust fund.

        (i) To withhold, if the trustee considers it advisable, all or any part of any payment required to be made hereunder as may be necessary and proper to protect the trustee or the trust fund against any liability or claim on account of any estate, inheritance, income or other tax or assessment attributable to any amount payable hereunder, and to discharge any such liability with any part or all of such payment so withheld, provided that at least ten days prior to discharging any such liability with any amount so with-held the trustee shall notify the committee in writing of the trustee's intent to do so, and the trustee shall continue to withhold such payment if so directed by the committee in writing before such liability is discharged.

        (j) To maintain records reflecting all receipts and payments under this agreement and such other records as the committee specifies and the trustee agrees to, which records may be audited from time to time by the committee or anyone named by the committee.

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        (k)  To report to the committee as of each valuation date (as defined in Section 2.4), and at such other times as the committee may request, the then net worth of the trust fund (that is, the fair market value of all assets of each of the investment funds and of any other assets of the trust, less liabilities known to the trustee, other than liabilities to participants and amounts payable from the trust fund to creditors who are not entitled to benefits under the plan), on the basis of such data and information as the trustee considers reliable.

        (l) To furnish periodic accounts to the committee for such periods as the committee may specify, showing all investments, receipts, disbursements and other transactions involving the trust during the applicable period and the assets of each investment fund and any other assets of the trust fund held at the end of that period.

        (m) To furnish the employers with such information in the trustee's possession as the employers may need or desire for tax or other purposes.

        (n) To employ agents, attorneys, accountants, investment advisors or managers and other persons (who also may be employed by the employers, the committee or others), to delegate discretionary powers to such persons and to reasonably rely upon information and advice furnished by such persons; provided that each such delegation and the ac-ceptance thereof by each such person shall be in writing; and provided further that the trustee may not delegate its responsibilities as to the management or control of the assets of the trust fund.

        (o) To perform all other acts which in the trustee's judgment are appropriate for the proper management, investment and distribution of the trust fund to the extent such duties have not been assigned to others as provided herein.

Notwithstanding any powers granted to the trustee pursuant to this Section
2.2 or pursuant to applicable law, the trustee shall not have any power that could give this trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

             2.3. Collective Investment Trusts. The trustee or any investment manager may invest any part or all of the trust assets for which it has investment responsibility in any common, collective or commingled trust fund or pooled investment fund that is maintained by a bank or trust company (including a bank or trust company acting as trustee) provided such investments are consistent with applicable investment requirements and guidelines. To the extent that any trust assets are invested in any such fund, the provisions of the documents under which such common, collective or commingled trust fund or pooled investment fund are maintained shall govern any investments therein.


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             2.4.  Accounting.  The committee shall maintain a bookkeeping account in the name of each employer which, pursuant to rules established by the committee, will reflect:

             (I) deposits made by that employer to the trust fund pursuant to Section 1.3;

             (ii)     Income, losses, and appreciation or
                      depreciation in the value of trust assets resulting from investment of the trust fund to the extent such items are attributable to such employer's deposits;

             (iii) payments made from the trust fund to participants employed or formerly employed by that employer (or to their beneficiaries) in the form of benefits payable to them under the plan, or to such employer's creditors; and

             (iv) any other amounts charged to that employer's account, including its share of compensation and expenses described in Section 4.9.

In addition, the committee shall maintain within each employer's bookkeeping account a subaccount ("plan subaccount") in the name of each participant to reflect that portion of the employer's account attributable to such participant. As of each valuation date such accounts and plan subaccounts shall be appropriately adjusted in accordance with such rules to reflect the then net worth of the trust fund, as determined as of that valuation date by the trustee and reported to the committee pursuant to
Section 2.2(k). A "valuation date" is each December 31 and such other date or dates as the committee shall specify.


             2.5. Common Fund. The trustee shall not be required to make any separate investment of the trust fund for the account of the plan as applied to the several employers and their respective employees in the absence of direction by the committee and may administer and invest the deposits made to the trust by all employers as one trust fund. If, for any purpose, it becomes necessary to determine as of any date the portion of the trust fund allocable to one of the employers, the committee shall specify such date as a special valuation date and, after all adjustments required as of that date have been made, such portion of the trust fund shall be an amount equal to the employer's proportionate interest in the trust fund, determined in accordance with Section 2.4 above and any such determination by the committee shall be binding on all of the employers, participants and all other persons. The trustee also shall not be required to make any separate investment of the trust fund for the account of any creditor of any employer prior to receipt of directions to make payments to such creditor in accordance with Section 5.2.




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                                 ARTICLE III

            Investment Funds, Investment Managers and Custodians

             3.1. Investment Funds. From time to time the committee may direct the trustee to establish one or more investment funds (the "investment funds") for the purpose of reflecting the separate investment and reinvestment of the trust fund. The trustee shall have responsibility for the investment of the assets of an investment fund unless an investment manager has been appointed with respect to that fund. All income, losses, appreciation and depreciation attributable to the assets of an investment fund shall be credited to that fund. Investments of each investment fund shall be made in accordance with investment guidelines established by the committee for that investment fund. The committee shall provide each investment manager appointed with respect to an investment fund with the investment guidelines for that fund and with any modifications in such investment guidelines made from time to time by the committee. Notwith-standing the fact that an investment manager may be appointed with responsibility for the management of an investment fund, the trustee shall have the responsibility for the investment of cash balances held by it from time to time as a part of such investment fund in short term cash equivalents (such as short term commercial paper, treasury bills and similar securities, and for this purpose the trustee may invest in any appropriate common, commingled or collective short term investment fund). In addition, the trustee shall have the power, right and duty to sell any such short term investments as may be necessary to carry out the instructions of the investment manager with respect to the investment of the investment fund.


             3.2. Investment Managers. The committee from time to time may appoint one or more professional investment advisers other than the trustee as an "investment manager" of the entire trust fund or any investment fund maintained as a part of the trust fund. Any such appointment shall be made by written notice to the investment manager and the trustee and shall specify the portion of the trust fund to be managed by the investment manager and the powers, rights and duties of the trustee that are allocated to the investment manager with respect to such portion of the trust fund. Upon such notice to the trustee of the appointment of an investment manager, the investment manager shall be authorized to direct the trustee regarding the investment and reinvestment of the assets of the portion of the trust fund subject to management by the investment manager and the trustee shall receive, hold, vote and transfer assets purchased or sold by the investment manager in accordance with its directions. The appointment of an investment manager shall continue in effect until the trustee receives written notice to the contrary from the committee or the investment manager.  An investment manager may resign at any time upon thirty days' prior written notice to the committee and the trustee. The committee may remove an investment manager at any time upon prior written notice to the investment manager and the trustee. An investment manager shall have complete investment responsibility for the assets of the trust fund with respect to which it has been appointed as investment manager and, except as otherwise provided by law or this agreement, the trustee shall have no obligation as to the investment of such assets during the period they are subject to management by an investment manager.
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             3.3.  Custodians.  If a national banking association or a state bank is appointed by the committee as the investment manager of any investment fund, the committee also may designate such bank to be employed by the trustee as "custodian" of the assets from time to time forming part of that investment fund. In such event, the trustee shall enter into an appropriate custodial agreement with the bank appointed as investment manager naming the investment manager as custodian of the investment fund and delegating the trustee's powers with respect to the management of the investment fund to the custodian. Upon such an appointment the trustee shall transfer the assets of the investment fund to the custodian and the custodian shall have responsibility for the holding and administration of the assets of the investment fund, as agent of the trustee, until its employment as custodian is terminated, at which time the custodian shall return all assets of the investment fund to the trustee. With respect to the appointment of such custodian, the trustee shall be entitled to indem-nification under Section 4.8 notwithstanding that it has consented to the designation of a custodian and notwithstanding any indemnity agreement in a custodial agreement between the trustee and the custodian. In addition to its duties as investment manager, each custodian shall maintain the records and accounts and shall submit to the appropriate persons the periodic reports otherwise required of the trustee with respect to the portion of the trust fund held by the custodian.


                                 ARTICLE IV

                             General Provisions


             4.1. Restrictions on Reversion. Except as otherwise provided herein, none of the employers shall have any right, title or interest in the assets of the trust fund, nor will any part of the assets of the trust fund revert or be repaid to any employer until all benefits due under the plan have been paid pursuant to its terms; provided, however, that the assets of the trust shall be available for the claims of the employers' creditors as provided in Section 5.2. The employers may make withdrawals from the trust only if and to the extent that such withdrawals are expressly permitted by the terms of the plan. If an employer ceases to have any benefit obligations under the plan, any balance remaining in such employer's plan subaccount maintained pursuant to Section 2.4 after all benefits accrued under the plan have been paid, shall revert to such employer.


             4.2. Nonalienation of Trust Assets. To the extent permitted by law, the rights or interests of any participants to any benefits or future payments hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such participant, nor shall any such participant have any right to alienate, anticipate, commute, pledge, encumber or assign (either at law or in equity) any of the benefits or rights which he may expect to receive (contingently or otherwise) under this agreement, except as may be required by the tax withholding provisions of the Code or of a state's income tax act.

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             4.3.  Litigation.  Any final judgment that is not appealed or appealable and which may be entered in any action or proceeding regarding this trust shall be binding and conclusive on the parties hereto and all persons having or claiming to have an interest in the trust.


             4.4. Trustee's Actions Conclusive. Except as otherwise provided by law, the trustee's exercise or non-exercise of its powers and discretion in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the trustee, except to the extent such person is acting as an investment manager as respects such money or property. The certificate of the trustee that it is acting in accordance with this agreement will fully protect all persons dealing with the trustee. If there is a disagreement between the trustee and anyone as to any act or transaction reported in any accounting, the trustee shall have the right to a settlement of its account by any proper court.


             4.5. Benefit Payments. Notwithstanding any other provisions of the plan or of this agreement, the only benefits that are payable to participants from the trust fund are the benefits payable pursuant to the plan. The committee from time to time shall direct the trustee in writing as respects the distribution from the trust fund of benefits that have become payable, but that have not been paid by an employer, under the plan to a participant (including any legal fees and expenses that are payable under the plan), including the amount and manner of payment of any such benefit. If a payment required under the terms of the plan has not been made to a participant (whether due to the failure of the committee to notify the trustee as required by this Section 4.5 or otherwise), then the participant may notify the trustee in writing of the amount (or a reasonable estimate of the amount) owed to him pursuant to the plan, and the date or dates such amount was due and payable. The trustee shall notify the committee and the participant's employer within 15 days of the receipt of such payment request. If the committee or the employer does not provide the trustee with a statement from an "independent party" as to the proper amount due and payable to the participant within 30 days of the date the trustee notified the committee and the employer of the payment request or the trustee determines that the party providing the statement is not "independent", the trustee shall make the payment or payments requested by the participant from the trust fund and may conclusively rely on such payment or payments being the appropriate amount. The trustee shall also notify the committee and employer of any such payments. Payment shall be made to a participant from the trust fund in accordance with the terms of the plan until the earlier of: (i) all payments due to the participant under the plan, as requested by the participant in his notification to the trustee, have been satisfied; or (ii) the committee or employer provide a statement as described above. If a statement is so provided, appropriate adjustment, if any, in the amount paid and to be paid to the participant shall be made. The trustee shall be fully protected in acting without the committee's direction under this Section 4.5 and shall be indemnified and saved harmless as provided in Section 4.8. The trustee shall make such distributions from the trust fund in accordance with the provisions of this
Section 4.5, subject to the provisions of Article V; provided, however, that payments to a participant shall be made only from assets of the trust
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that are attributable to the participant's former employer (as reflected in the account maintained for that employer pursuant to Section 2.4). If such assets are not sufficient that employer shall make the balance of each such payment when due.


             4.6. Missing Persons. If any payment directed to be made by the trustee from the trust fund is not claimed by the person entitled thereto, the trustee shall notify the committee of that fact. None of the employers, the committee and the trustee shall have any obligation to search for or ascertain the whereabouts of any payee under this trust.


             4.7. Liabilities Mutually Exclusive. To the extent permitted by law, each employer, the trustee, the committee and each investment manager shall be responsible only for its or his own acts or omissions.


             4.8. Indemnification. To the extent permitted by law, none of the trustee, any present or former member of the committee, or any person who is or was a director, officer, or employee of an employer, shall be personally liable for any act done, or omitted to be done, in good faith in the administration of this trust. Any person to whom the committee or the company has delegated any portion of its responsibilities under the trust, any person who is or was a director, officer or employee of an employer, or any present or former member of the committee, and each of them, shall, to the extent permitted by law, be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to this trust) from and against any and all liability or claim of liability to which they may be subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the trust or the investment of the trust fund, including all expenses reasonably incurred in their defense if the employers fail to provide such defense after having been requested to do so in writing. The trustee shall be indemnified and saved harmless by the employers (to the extent not indemni-fied or saved harmless under any liability insurance or other indemni-fication arrangement with respect to this trust) only with respect to liability or claim of liability to which the trustee shall be subjected by reason of its good faith compliance with any directions given in accordance with the provisions of the trust by an investment manager, the committee, or any person duly authorized by the committee or the company, or by reason of its failure to take any action with respect to any assets of the trust fund that are subject to investment direction from an investment manager in the absence of direction from the investment manager, or by reason of its good faith compliance with the provisions of Section 4.5, including all expenses reasonably incurred in the trustee's defense if the employers fail to provide such defense after having been requested to do so in writing.


             4.9. Compensation and Expenses. All costs, charges and expenses incurred by the trustee pursuant to Section 2.2(n) shall be paid from the trust fund to the extent not paid by the employers, and all other reasonable compensation, costs, charges and expenses incurred in the administration of this trust, as agreed upon between the committee and the
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trustee, or between the committee and any investment manager or custodian, will, to the extent not paid by the employers be paid from the trust fund as the committee shall direct; provided that expenses incurred in con-nection with the sale, investment and reinvestment of the trust fund (such as brokerage, postage, express and insurance charges and transfer taxes) shall be paid from the trust fund, which shall be reimbursed by the Company.


             4.10. Action by Company. Any action required or permitted to be taken by the Company under the Trust may be taken by the Chief Executive Officer of the Company or his designee or as provided in the Company's
Program for Adoption and Administration of Employee Benefit Plans, as amended from time to time.


             4.11. Warranty. The employers warrant that all directions or authorizations by the committee, whether for the payment of money or otherwise, will comply with the provisions of the plan and this trust.


             4.12. Evidence. Evidence required of anyone under this agreement shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable.


             4.13. Waiver of Notice. Any notice required under this agreement may be waived by the person entitled to such notice.


             4.14. Counterparts. This agreement may be executed in two or more counterparts, any one of which will be an original without reference to the others.


             4.15. Gender and Number. Where the context admits, words denoting the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.


             4.16. Scope of this Agreement. The plan and this trust will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and upon the employers, the committee, the trustee, and any investment managers and custodians, and their successors and assigns.


             4.17. Severability. If any provision of this agreement is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of this agreement, and they shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
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             4.18.  Statutory References.  Any references in this agreement to a section of the Code shall include any comparable section or sections of any future legislation that amends, supplements or supersedes that section.


             4.19. Applicable Law. The plan and the trust shall be construed in accordance with the laws of the State of Indiana.


                                  ARTICLE V

                                 Insolvency


             5.1. Insolvency. An employer shall be considered "insolvent" for purposes of this trust if the employer is unable to pay its debts as they become due or if its affairs become the subject of reorganization or liquidation proceedings as a debtor under federal bankruptcy laws.


             5.2. Payments During Insolvency. At all times during the existence of this trust assets of the trust attributable to each employer (as reflected in the account maintained for that employer pursuant to Section 2.4) shall be subject to the claims of its general creditors in the event of the insolvency of the employer. Subject to the immediately following sentence, the trustee shall have no duty to inquire as to whether or not any employer is insolvent, but if the trustee has knowledge that an employer is insolvent (as defined in Section 5.1), the trustee shall discontinue benefit payments that otherwise would be charged to that employer's account and will deliver or otherwise make available assets of the trust attributable to that employer to satisfy the claims of that employer's creditors as directed by a court of competent jurisdiction. If a person claiming to be a creditor of an employer alleges in writing to the trustee that said employer has become insolvent, the trustee shall determine whether said employer is insolvent, and, pending such determi-nation, the trustee shall discontinue payment of benefits to participants employed or formerly employed by said employer (or to their beneficiaries); the trustee may rely on such evidence concerning said employer's insolvency as may be furnished to the trustee and that provides the trustee with a reasonable basis for making a determination concerning said employer's insolvency. If an employer becomes insolvent, the Secretary of the employer shall have the duty to promptly inform the trustee of the employer's insolvency. The committee shall have the same duty if and when it becomes aware that an employer has become insolvent. Participants and their beneficiaries shall not be granted greater rights to the trust fund by virtue of their rights under the plan than other general creditors of the employers, but no provision of the trust shall diminish the rights of a participant to pursue his rights as a general creditor of an employer with respect to any benefits he is entitled to under the plan, or otherwise. If the trustee discontinues payment of benefits pursuant to this Section 5.2, the trustee shall resume the payment of benefits only after determining that the employer is not insolvent (or is no longer insolvent); the first payment following such discontinuance shall include the aggregate amount of all payments due to participants (or to their beneficiaries) for the period of such discontinuance less the aggregate amount of any payments received
by said participants (or to their beneficiaries) during such period directly from their employer in lieu of payments provided for under this agreement.


                                 ARTICLE VI

                      Resignation or Removal of Trustee


             6.1. Resignation or Removal of Trustee. The trustee may resign at any time by giving thirty days' prior written notice to the employers, the committee, and the investment managers and custodians. The committee may remove a trustee by giving prior written notice to the trustee, the employers and the investment managers and custodians provided that such removal shall not become effective until the time immediately preceding the appointment of a successor trustee pursuant to Section 6.2.


             6.2. Successor Trustees. In the event of the resignation or removal of the trustee, a successor trustee shall be appointed by the committee in writing as soon as practicable. Any successor trustee must be a bank or trust company which is established and operating under the laws of the United States, or a state within the United States, and which has a combined capital and surplus of at least $100,000,000. Written notice of such appointment shall be given by the committee to the employers, the predecessor trustee, and the investment managers and custodians.

             6.3. Duties of Predecessor Trustee and Successor Trustee. A trustee that resigns or is removed shall promptly furnish to the committee and the successor trustee a final account of its administration of the trust. A successor trustee shall succeed to the right and title of the predecessor trustee in the assets of the trust fund and the predecessor trustee shall deliver the property comprising the trust fund to the successor trustee together with any instruments of transfer, conveyance, assignment and further assurances as the successor trustee may reasonably require. Each successor trustee shall have all the powers, rights and duties conferred by this agreement as if named the initial trustee. Subject to applicable law, no successor trustee shall be personally liable for any act or failure to act of a predecessor trustee.


                                 ARTICLE VII

                          Amendment and Termination


             7.1. Amendment. This trust may be amended from time to time by the company, except as follows:

        (a) The duties and liabilities of the committee, the trustee and each investment manager and custodian under this agreement cannot be changed substantially without their consent.


        (b) Under no condition shall any amendment result in the return or repayment to any employer or any other corporation or other legal business entity related to an employer of any portion of the trust fund or the income therefrom, or result in the distribution of the trust fund for any purposes other than payment of obligations of the employers to their creditors, including participants.

        (c) This trust may not be amended so as to cause the reduction or cessation of any benefits a participant and his beneficiaries would receive now or in the future under the current terms of the plan as incorporated into and made a part of this agreement, nor may the trust be amended to make the trust revocable.

An insurance company may assume that this agreement has not been amended or changed unless notice of such amendment is received by the insurance company at its home office. Notwithstanding the foregoing provisions of this Article VII, if a participant in the plan so requests and the Chief Executive Officer of the company approves, a separate plan and trust shall be established for such participant, with such terms as are agreed to by such participant and the company, the liabilities of the plan with respect to such participant shall be transferred to such new plan, and the pro-portion of the assets held in the trust fund equal to the proportion of the liabilities so transferred, shall be transferred to the separate trust for such participant under the new plan.


             7.2. Termination. This trust shall not terminate, and all the rights, titles, powers, duties, discretions and immunities imposed on or reserved to the trustee, each employer, the committee and any investment managers and custodians shall continue in effect with respect to the trust, until all benefits payable to participants under the plan have been paid and all assets have been distributed by the trustee under the trust and the plan. Notwithstanding any other provision of this trust, the trust shall terminate one day prior to the expiration of a period of twenty-one years after the death of the last to die of any current or future employee of the employer who becomes a participant in the plan and who is alive on the day and year first above written.


                              *       *       *


             IN WITNESS WHEREOF, the company and the trustee have caused this agreement to be executed on their behalf and their respective seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, the day and year first above written.

                               CLARK EQUIPMENT COMPANY



                               By  /s/ William N. Harper
                               Its Vice President

ATTEST:


/s/ John J. Moran, Jr.
Its Assistant Secretary

             (Seal)

                               WACHOVIA BANK OF NORTH CAROLINA, N.A.



                               By /s/ Joe O. Long
                               Its Senior Vice President

ATTEST:



/s/ John N. Smith, III
Its Assistant Secretary


             (Seal)


























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